April 1, 2015


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by the
American Depositary
Receipts of
KDDI Corporation
Form F6 File No 333154164


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of The Bank
of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts ADRs are to be issued,
we attach a copy of the new
prospectus Prospectus reflecting
the change in ratio from 4 ADSs
1 Common Shares to 2 ADSs  1
Common Share.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to the
file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate with the revised ratio.
The Prospectus has been revised
to reflect the new ratio as follows
One 1 American Depositary
Share represents OneHalf 12 of
One Share.

Please contact me with any
questions or comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance







Depositary Receipts